UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported) November 24, 2003

             (Exact name of registrant as specified in its charter)
                                DST Systems, Inc.

            (State or other       (Commission        (I.R.S. Employer
             jurisdiction         File Number)      Identification No.)
            of incorporation)

                Delaware            1-14036             43-1581814


                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.


Item 5  OTHER EVENTS

See attached to this Form 8-K a News Release dated November 24, 2003 concerning a $650 million credit facility for DST Systems, Inc.

ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.
                  Exhibit No.       Description of Document
                  99.1              News Release dated November 24, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DST Systems, Inc.

                           /s/ Randall D. Young
                           Vice President, General Counsel and Secretary

Date: November 25, 2003

                                                                Exhibit 99.1

           DST SYSTEMS, INC. ENTERS INTO $650 MILLION CREDIT FACILITY

KANSAS CITY, MO (November 24, 2003) - DST Systems, Inc. ("DST" or the "Company") (NYSE: DST) announced today that it has entered into a $650 million syndicated bank credit facility, which replaces its existing $315 million syndicated bank credit facility. The credit facility consists of a $400 million three-year revolving line of credit and a $250 million three-year term note. This facility is guaranteed by a wholly owned subsidiary of DST and secured by certain marketable securities held by that subsidiary. DST intends to use this facility to assist in financing the previously announced exchange transaction with Janus Capital Group Inc. and to fund working capital needs.

                                                                   * * *

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual results could differ. There could be a number of factors affecting future results, including those set forth in Form 8-K/A dated March 17, 2003 filed by DST with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.